Exhibit 99.1

Ariba Reports Results for the Second Quarter of Fiscal Year 2009

Company posts 27% year-over-year growth in 12-month subscription software backlog

SUNNYVALE, Calif., April 30, 2009 — Ariba, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced results for the second quarter of fiscal year 2009 ended March 31.

Quarterly Financial and Operational Highlights:

•	Total revenues of $84.7 million

•	GAAP EPS of ($0.06) and non-GAAP EPS of $0.15

•	Subscription software revenue of $36.4 million, up 27% year-over-year

•	12-month subscription software backlog of $128.3 million, up 27% year-over-year

•	Cash flow from operations of $16.3 million, ending cash and equivalents of $160 million

“Ariba continued to perform well despite the challenging environment,” said Bob Calderoni, Chairman and CEO, Ariba. “I believe this is a testament to the breadth and depth of our spend management solutions which enable companies to reduce their operating costs and effectively manage working capital. I am also pleased with the operational discipline that Ariba demonstrated this quarter. Although we face increased operating risk as a result of the economic downturn, we remain on track to achieve our financial targets for this fiscal year.”

Results for the Second Quarter of Fiscal Year 2009

Revenue:

Total revenues for the second quarter of fiscal year 2009 were $84.7 million, as compared to $80.5 million for the second quarter of fiscal year 2008. Subscription and maintenance revenues for the current quarter were $54.9 million, as compared to $46.8 million for the second quarter of fiscal year 2008. Within subscription and maintenance revenues, subscription software revenue was $36.4 million for the current quarter, as compared to $28.6 million for the second quarter of fiscal year 2008. Services and other revenues for the current quarter were $29.8 million, as compared to $33.7 million for the second quarter of fiscal year 2008.

Earnings Per Share:

Net loss for the second quarter of fiscal year 2009 was $4.7 million, or $0.06 per share, as compared to a net loss for the second quarter of fiscal year 2008 of $12.4 million, or $0.16 per share. Net loss for the second quarter of fiscal year 2009 included charges of $1.6 million for amortization of intangible assets, $8.1 million for stock-based compensation, $6.8 million for a real estate restructuring charge related to the Company’s Sunnyvale campus lease and a $0.8 million charge for severance and termination benefit costs. Excluding these items, Non-GAAP net income for the current quarter was $12.7 million, or $0.15 per diluted share including absorption of a $4.3 million asset impairment charge related to an internal IT project.

Balance Sheet and Cash:

Total cash, cash equivalents, long-term investments and restricted cash were $159.7 million at March 31, 2009, up $16.7 million from December 31, 2008. Net cash flow from operations for the three months ended March 31, 2009 was $16.3 million, as compared to $1.5 million for the three months ended March 31, 2008. Accounts receivable, on an average days-sales-outstanding basis, were 26 days for the second quarter of fiscal year 2009, as compared to 33 days for the second quarter of fiscal year 2008, and down three days from the previous quarter. Total deferred revenues were $111.2 million at March 31, 2009, up $6.7 million from December 31, 2008.

Customer Acquisition and Transactions for the Quarter:

During the quarter, 216 companies of all sizes purchased Ariba solutions to drive their spend management strategies, including: Alaska Housing Finance Corp., Aviva, Carlsberg AS, CVS Corporation, Dick’s Sporting Goods, Inc., Ecolab, Inc., JPMorgan Chase & Co., National Grid plc, Science Applications International Corporation, SGS Societe Generale De Surveillance S. A., and Tata Motors Limited. Ariba also added 39 new customers and closed 11 transactions over $1 million, including five software deals. On-demand product deals totalled 141.

Conference Call Information

Ariba will hold a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its results for the second quarter of fiscal year 2009. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. The conference call also will be webcast live, and can be accessed on the investor relations section of the company’s website at www.ariba.com or by logging in at www.vcall.com.

A replay of the conference call will be available for two weeks by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 319182.

About Ariba, Inc.

Ariba, Inc. is the leading provider of on-demand spend management solutions. Our mission is to transform the way companies of all sizes, across all industries, and geographies operate by delivering software, service, and network solutions that enable them to holistically source, contract, procure, pay, manage, and analyze their spend and supplier relationships. Delivered on demand, our enterprise-class offerings empower companies to achieve greater control of their spend and drive continuous improvements in financial and supply chain performance. More than 1,000 companies, including more than half of the companies on the Fortune 500, use Ariba solutions to manage their spend from sourcing and orders through invoicing and payment. For more information, visit www.ariba.com

Copyright © 1996 — 2009 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, SupplyWatch, Ariba.com, Ariba.com Network and Ariba Spend Management. Find it. Get it. Keep it. are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Invoice, Ariba Payment, Ariba Sourcing, Ariba Spend Visibility, Ariba Travel and Expense, Ariba Procure-to-Pay, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Connectivity, Ariba Supplier Performance Management, Ariba Content Procurement, Ariba PunchOut,

Ariba QuickSource, PO-Flip, Ariba Spend Management Knowledge Base, Ariba Ready, Ariba Supply Lines, Ariba Supply Manager, Ariba LIVE, It’s Time for Spend Management and Supplier Lifecycle Management are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba's expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba's operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises and economic downturn on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba's products and services; lack of market acceptance of Ariba's existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies, long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company's pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba's Form 10-Q filed with the SEC on February 6, 2009

Investor Contact:

John Duncan

Ariba, Inc.

(650) 390-1200

Investor@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	March 31, 2009	September 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$112,636	$86,804
Accounts receivable, net	23,488	28,968
Prepaid expenses and other current assets	11,290	7,859

Total current assets	147,414	123,631

Property and equipment, net	15,054	19,773
Long-term investments	17,787	20,525
Restricted cash, less current portion	29,255	29,641
Goodwill	406,507	406,507
Other intangible assets, net	20,770	23,965
Other assets	3,048	3,419

Total assets	$639,835	$627,461

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,012	$12,202
Accrued compensation and related liabilities	17,889	21,480
Accrued liabilities	16,354	15,677
Restructuring obligations	18,178	19,925
Deferred revenue	105,273	95,519

Total current liabilities	164,706	164,803

Deferred rent obligations	16,362	18,174
Restructuring obligations, less current portion	40,323	41,121
Deferred revenue, less current portion	5,927	6,396
Other long-term liabilities	6,098	5,949

Total liabilities	233,416	236,443

Stockholders’ equity:
Common stock	175	174
Additional paid-in capital	5,172,576	5,154,137
Accumulated other comprehensive loss	(4,824)	(3,094)
Accumulated deficit	(4,761,508)	(4,760,199)

Total stockholders’ equity	406,419	391,018

Total liabilities and stockholders’ equity	$639,835	$627,461

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
Revenues:
Subscription and maintenance	$54,856	$46,798	$108,937	$86,824
Services and other	29,837	33,740	61,843	70,688

Total revenues	84,693	80,538	170,780	157,512

Cost of revenues:
Subscription and maintenance	11,832	10,454	23,480	19,322
Services and other	18,524	24,029	38,322	48,635
Amortization of acquired technology and customer intangible assets	1,387	4,685	2,775	8,194

Total cost of revenues	31,743	39,168	64,577	76,151

Gross profit	52,950	41,370	106,203	81,361

Operating expenses:
Sales and marketing	25,927	29,432	53,504	54,544
Research and development	10,451	13,944	21,355	27,261
General and administrative	12,212	11,806	23,815	25,308
Other income — Softbank	—	—	—	(566)
Insurance reimbursement	—	—	(7,527)	—
Amortization of other intangible assets	210	210	420	319
Restructuring and integration costs	7,698	690	9,399	4,528
Litigation provision	—	—	—	5,900

Total operating expenses	56,498	56,082	100,966	117,294

(Loss) income from operations	(3,548)	(14,712)	5,237	(35,933)
Interest and other (expense) income, net	(739)	2,863	(5,755)	6,207

Loss before income taxes	(4,287)	(11,849)	(518)	(29,726)
Provision for income taxes	449	549	791	992

Net loss	$(4,736)	$(12,398)	$(1,309)	$(30,718)

Net loss per share — basic and diluted	$(0.06)	$(0.16)	$(0.02)	$(0.41)
Weighted average shares — basic and diluted	82,416	77,648	81,681	75,426

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended March 31,
	2009	2008
Operating activities:
Net loss	$(4,736)	$(12,398)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	759	15
Depreciation	1,899	1,955
Amortization of intangible assets	1,597	4,895
Impairment of property and equipment	4,277	—
Stock-based compensation	8,096	11,489
Restructuring charge	7,698	690
Changes in operating assets and liabilities:
Accounts receivable	1,776	(1,093)
Prepaid expense and other assets	(4,328)	3,913
Accounts payable	(2,820)	(971)
Accrued compensation and related liabilities	2,099	3,194
Accrued liabilities	(438)	(11,535)
Deferred revenue	6,659	7,652
Restructuring obligations	(6,238)	(6,327)

Net cash provided by operating activities	16,300	1,479

Investing activities:
Cash paid for acquisitions, net of cash acquired	—	(921)
Purchases of property and equipment	(1,150)	(1,776)
Sales of investments, net of purchases	(11)	35,131
Allocation from restricted cash, net	386	96

Net cash (used in) provided by investing activities	(775)	32,530

Financing activities:
Proceeds from issuance of common stock, net	2,147	2,186
Repurchase of common stock	(696)	(992)

Net cash provided by financing activities	1,451	1,194

Effect of exchange rates on cash and cash equivalents	115	178

Net change in cash and cash equivalents	17,091	35,381

Cash and cash equivalents at beginning of period	95,545	37,148

Cash and cash equivalents at end of period	$112,636	$72,529

Non-GAAP Financial Measures

The accompanying press release dated April 30, 2009 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP revenues, non-GAAP cost of revenues, gross profit, operating expenses, income (loss) from operations, net income (loss) and net income (loss) per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding a purchase accounting adjustment, costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude a purchase accounting adjustment and costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Revenue reconciliation:
GAAP revenue	$84,693	$80,538
Purchase accounting adjustment	—	2,260

Total non-GAAP revenues	$84,693	$82,798

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Expense reconciliation:
GAAP revenue	$84,693	$80,538
Plus: GAAP net loss	(4,736)	(12,398)

Total GAAP expenses	89,429	92,936

Amortization of intangible assets	(1,597)	(4,895)
Stock-based compensation	(8,096)	(11,489)
Restructuring and integration	(7,698)	(690)

Total non-GAAP operating expenses	$72,038	$75,862

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Net income (loss) reconciliation:
GAAP net loss	$(4,736)	$(12,398)
Purchase accounting adjustment	—	2,260
Amortization of intangible assets	1,597	4,895
Stock-based compensation	8,096	11,489
Restructuring and integration	7,698	690

Non-GAAP net income	$12,655	$6,936

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Net income (loss) per share reconciliation:
GAAP net loss per share — basic	$(0.06)	$(0.16)
Purchase accounting adjustment	—	0.03
Amortization of intangible assets	0.02	0.06
Stock-based compensation	0.10	0.15
Restructuring and integration	0.09	0.01

Non-GAAP net income per share — basic	$0.15	$0.09

Non-GAAP net income per share — diluted	$0.15	$0.09

Weighted average shares — basic	82,416	77,648
Weighted average shares — diluted	84,645	81,394

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Six Months Ended March 31, 2009	Six Months Ended March 31, 2008
Revenue reconciliation:
GAAP revenue	$170,780	$157,512
Purchase accounting adjustment	355	2,663

Total non-GAAP revenues	$171,135	$160,175

	Six Months Ended March 31, 2009	Six Months Ended March 31, 2008
Expense reconciliation:
GAAP revenue	$170,780	$157,512
Plus: GAAP net loss	(1,309)	(30,718)

Total GAAP expenses	172,089	188,230

Amortization of intangible assets	(3,195)	(8,513)
Stock-based compensation	(17,622)	(21,318)
Restructuring and integration	(9,399)	(4,528)
Litigation provision	—	(5,900)
Other-than-temporary impairment of long-term investment	(1,414)	—

Total non-GAAP operating expenses	$140,459	$147,971

	Six Months Ended March 31, 2009	Six Months Ended March 31, 2008
Net (loss) income reconciliation:
GAAP net loss	$(1,309)	$(30,718)
Purchase accounting adjustment	355	2,663
Amortization of intangible assets	3,195	8,513
Stock-based compensation	17,622	21,318
Restructuring and integration	9,399	4,528
Litigation provision	—	5,900
Other-than-temporary impairment of long-term investment	1,414	—

Non-GAAP net income	$30,676	$12,204

	Six Months Ended March 31, 2009	Six Months Ended March 31, 2008
Net (loss) income per share reconciliation:
GAAP net loss per share — basic	$(0.02)	$(0.41)
Purchase accounting adjustment	0.00	0.04
Amortization of intangible assets	0.04	0.11
Stock-based compensation	0.22	0.28
Restructuring and integration	0.12	0.06
Litigation provision	—	0.08
Other-than-temporary impairment of long-term investment	0.02	—

Non-GAAP net income per share — basic	$0.38	$0.16

Non-GAAP net income per share — diluted	$0.36	$0.15

Weighted average shares — basic	81,681	75,426
Weighted average shares — diluted	84,344	80,116

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures include a purchase accounting adjustment related to deferred revenues and generally exclude costs and expenses for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) restructuring and integration, (iv) litigation provision and (v) other-than-temporary impairment of long-term investments. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for costs and expenses related to restructuring and integration, these items are non-cash items that do not affect cash flows.

(1) Purchase accounting adjustment — deferred revenue. As announced on December 17, 2007, Ariba acquired Procuri, Inc. In accordance with the fair value provisions of EITF 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree, acquired deferred revenue of approximately $4.5 million was recorded on the opening balance sheet, which was approximately $5.9 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related subscription terms are renewed in future periods.

(2) Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(3) Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(4) Restructuring and integration. We recorded restructuring related to lease abandonment accruals and severance and related benefits in the three and six months ended March 31, 2009 and 2008. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations and is significantly impacted by factors outside our control. We believe excluding restructuring and integration helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring and integration will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Litigation provision. We recorded a litigation provision related to a patent infringement matter in the six months ended March 31, 2008. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the litigation provision helps investors compare our operating performance with that of other companies. We recognize, however, that the litigation provision will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(6) Other-than-temporary impairment of long-term investments. We recorded an other-than temporary impairment of a long-term investment in the six months ended March 31, 2009. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the other-than-temporary impairment helps investors compare our operating performance with that of other companies. We recognize, however, that the other-than-temporary impairment may impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.